AMENDED AND RESTATED BYLAWS
OF
DMC GLOBAL INC.
(A DELAWARE CORPORATION)
Adopted on May 15, 2024

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    ii

AMENDED AND RESTATED BYLAWS OF
DMC GLOBAL INC.
(A DELAWARE CORPORATION)

ARTICLE I
OFFICES
Section 1.Registered Office. The registered office of the corporation shall be as provided in the Certificate of Incorporation.
Section 2.Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
CORPORATE SEAL
Section 3.Corporate Seal. The corporation may have a corporate seal bearing the name of the corporation, and such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III
STOCKHOLDERS’ MEETINGS
Section 4.Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, if any, as may be designated from time to time by or at the direction of the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).
Section 5.Annual Meetings.
(a)The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by or at the direction of the Board of Directors. The corporation may postpone, recess, reschedule or cancel any previously scheduled annual meeting of stockholders.
(b)Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (i) solely with respect to the proposal of business (and not with respect to nominations of persons for election to the Board of Directors), pursuant to the corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 5 and at the time of the annual meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 5 as to such business or nomination. Sections 5(b)(iii) and 5(c) of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the corporation’s notice of meeting) before an annual meeting of the stockholders.
(c)For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 5(b)(iii) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred and twentieth (120th) day, and not later than the close of business on the ninetieth (90th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment, postponement or recess of an annual meeting or the announcement thereof commence a new time period (or extend any otherwise applicable time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. To be in proper form, a stockholder’s notice (whether given pursuant to Section 5(b)(iii) or Section 6(b)(ii)) to the Secretary of the corporation must:
(1)set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the corporation that are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such stockholder and any such beneficial owner (provided, that such stockholder and any such beneficial owner shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the corporation as to which such stockholder or beneficial owner, if any, has a right to acquire beneficial ownership at any time in the future), (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock or other securities of the corporation or otherwise (a “Derivative Instrument”), directly or indirectly, owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares or other securities of the corporation, (C) a description of any proxy, agreement, arrangement, or understanding pursuant to which such stockholder or beneficial owner has the right or the power to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of these Bylaws a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any agreement, arrangement or understanding, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) held by such stockholder or beneficial owner, (E) any agreement, arrangement or understanding with respect to any rights to dividends on the shares of the corporation owned beneficially by such stockholder or beneficial owner that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of the corporation, and (F) any proportionate interest in shares of the corporation or Derivative Instruments or short interests held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, (v) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding stock required to approve or adopt the proposal or to elect each such nominee, (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination or (z) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, and (vi) all other information required by Rule 14a-19 under the Exchange Act.
(2)if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, (iv) any direct or indirect material interest in such business of such stockholder and beneficial owner, if any, and any person or persons with whom such stockholder or beneficial owner, if any, has any agreement, arrangement or understanding with respect to such business, and (v) such other information relating to any proposed item of business as the corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action;
(3)set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, (i) the name, age, business and residence address, and principal occupation or employment of the nominee, (ii) all other information relating to such nominee that is required to be disclosed in a solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (iii) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings that such nominee has with any other person or entity (other than the corporation), including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the corporation, (iv) such nominee’s written consent to being named in the corporation’s proxy statement and associated proxy card and to serving as a director if elected, (v) all information that would be required to be set forth in a stockholder’s notice pursuant to Section 5(c)(1) above if such nominee were the stockholder giving the notice hereunder, (vi) a questionnaire completed and signed by such nominee (in the form to be provided by the Secretary of the corporation upon written request of any stockholder of record within ten (10) days of such request) with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made, (vii) a written representation and agreement (in the form to be provided by the Secretary of the corporation upon written request of any stockholder of record within ten (10) days of such request) that such proposed nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (C) would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the corporation applicable to directors, and (viii) all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.
The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director.
(d)Notwithstanding anything in this Section 5 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased after the effective time period for which nominations would otherwise be due under Section 5(c) and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
(e)Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to be elected at an annual or special meeting of stockholders to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by applicable law, the chair of the meeting (and, in advance of any meeting of stockholders, the Board of Directors) shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group that solicited) or did not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representations as required by Section 5(c)(1) and (y) if any proposed nomination or business is not in compliance with these Bylaws, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business (including, without limitation, any nominee that is not part of the corporation’s slate of nominees or any proposed business included in the corporation’s proxy statement, notice of meeting or other proxy materials or any supplement thereto pursuant to Rule 14-19 or 14a-8 promulgated under the Exchange Act), such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder or beneficial owner on whose behalf a nomination or proposal is made (x) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (y) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). Upon request by the corporation, if any stockholder or such beneficial owner provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that such stockholder or such beneficial owner has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(f)For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release issued by the corporation using its ordinary course distribution methods or any other methods reasonably designed to provide broad, non-exclusionary distribution of the information to the public, including by disclosure in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(g)Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 5(b)(iii) or Section 6(b)(ii) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the corporation (“Preferred Stock”) if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.
(h)A stockholder making a nomination pursuant to this Section 5 shall update its notice and any other information provided to the corporation pursuant to this Section 5 so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the corporation not later than ten (10) days after such record date of the meeting (in the case of the update required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement (or, if there are not ten (10) business days between the date of the original meeting and the date of the adjournment or postponement, as far in advance as practicable). Notwithstanding the foregoing, if a stockholder that has submitted a notice of nomination no longer plans to solicit holders of shares of the corporation in accordance with its representations pursuant to Section 5(c), such stockholder shall inform the corporation of such change by delivering a writing to the Secretary of the corporation at the principal executive offices of the corporation no later than two (2) business days after the occurrence of such change. Such stockholder shall also update its notice so that the information required by Section 5(c) is current through the date of the meeting or any adjournment or postponement thereof, and such update shall be delivered in writing to the Secretary of the corporation at the principal executive offices of the corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Section 5(c). For the avoidance of doubt, the obligation to update as set forth in this Section 5(h) or in any other section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provisions of these Bylaws or enable or be deemed to permit a stockholder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. If a stockholder fails to provide any written update in accordance with this Section 5(h), the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws.
(i)If any information submitted by a stockholder or any other person required to submit information in connection with the making by a stockholder of a nomination or business proposal pursuant to this Section 5 is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with these Bylaws. The stockholder making such nomination or business proposal shall notify the Secretary of the corporation in writing at the principal executive offices of the corporation of any inaccuracy or change in any information submitted pursuant to this Section 5 within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary, such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 5 and (ii) a written affirmation of any information submitted by such stockholder pursuant to this Section 5 as of an earlier date. If such stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws.
Section 6.Special Meetings.
(a)Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, only by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, if any, on such date, and at such time as the Board of Directors, shall fix. The Board of Directors may postpone, reschedule, or cancel any special meeting of stockholders previously scheduled by the Board of Directors, the Chief Executive Officer or the Chairman of the Board.
(b)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (A) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in these Bylaws. The number of nominees a stockholder may nominate for election at the special meeting at which directors are to be elected (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at such special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 5(c) of these Bylaws with respect to any nomination (including the completed and signed questionnaire required by Section 5(c)) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment, postponement or recess of a special meeting or announcement thereof commence a new time period (or extend any otherwise applicable time period) for the giving of a stockholder’s notice as described above. Paragraphs (e) through (i) of Section 5 of these Bylaws shall apply to any nomination made pursuant to Section 6(b)(ii) above.
Section 7.Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notices of all meetings shall specify the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining stockholders entitled to vote at such meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall also state the purpose or purposes of the meeting.

Section 8.Quorum; Voting Standard. At all meetings of stockholders, except where otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chair of the meeting or by vote of the holders of a majority in voting power of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes, and each other matter submitted to a vote of the stockholders shall be determined by the affirmative vote of the holders of a majority of the vote cast. Where a separate vote by a class or classes or series is required, except where otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on such matter and, except where otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority (or, in the case of the election of directors, plurality) of the votes cast by the holders of shares of such class or classes or series shall be the act of such class or classes or series.
Section 9.Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chair of the meeting or by the holders of a majority of the votes cast on the proposal to adjourn the meeting (including to address a technical failure to convene or continue a meeting using remote communication) without notice of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and may vote at such meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date so fixed for notice of such adjourned meeting.
Section 10.Voting Rights. For the purpose of determining those stockholders entitled to notice of and to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date for determining stockholders entitled to notice of and to vote, as provided in Section

12 of these Bylaws, shall be entitled to notice of and to vote, as applicable, at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.
Section 11.Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the Delaware General Corporation Law, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.
Section 12.List of Stockholders. The corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in these Bylaws shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days ending on the day before the meeting date, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.
Section 13.Organization.
(a)At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or, if the President is absent, any Vice President or, in the absence of any Vice President, any other officer then present shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b)The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chair shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
Section 14.Delivery to the Corporation. Whenever Section 5 of these Bylaws requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), except as otherwise requested or consented to by the corporation, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

ARTICLE IV
DIRECTORS
Section 15.Number and Term of Office. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation.
Section 16.Powers. Except as otherwise provided by the Delaware General Corporation Law or the Certificate of Incorporation, the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.
Section 17.Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.
Section 18.Resignation. Any director may resign at any time by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.
Section 19.Removal. Except as otherwise provided by applicable law or the Certificate of Incorporation, any director may be removed by the affirmative vote of the holders of a majority in voting power of the outstanding stock entitled to vote on the election of such director.
Section 20.Meetings.
(a)Annual Meetings. An annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of transacting such business as may lawfully come before the Board of Directors.

(b)Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be at such times and at such places as shall be designated by the Board of Directors. No notice of a regular meeting of the Board of Directors shall be necessary.
(c)Special Meetings. Special meetings of the Board of Directors may be held at any time and place whenever called by the Chairman of the Board, the Chief Executive Officer or any two of the directors.
(d)Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(e)Notice of Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be given orally or in writing, by telephone, facsimile, or electronic transmission, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three days before the date of the meeting.
Section 21.Quorum and Voting.
(a)Except as otherwise provided by applicable law or the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the total number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b)At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by applicable law, the Certificate of Incorporation or these Bylaws.
Section 22.Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents, or electronic transmission or transmissions, shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
Section 23.Fees and Compensation. The Board of Directors or any duly empowered committee thereof shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the corporation in any capacity. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 24.Committees.
(a)General. The Board of Directors may from time to time appoint such committees as may be permitted by law. Such committees shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, subject to limits imposed by applicable law.
(b)Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(c)Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 24 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place that has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the members of any committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
Section 25.Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chair of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V
OFFICERS
Section 26.Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer, the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.
Section 27.Tenure and Duties of Officers.
(a)General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
(b)Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 27.
(c)Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(d)Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(e)Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(f)Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
Section 28.Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 29.Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.
Section 30.Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 31.Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.
Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.
All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 32.Voting of Securities Owned by the Corporation. All stock and other securities of other corporations or other entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII
SHARES OF STOCK
Section 33.Form and Execution of Certificates. Shares of stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Certificates representing shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two authorized officers of the corporation representing the number of shares registered in certificate form. Each of the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be deemed to be authorized officers for such purposes. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent ,or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 34.Lost Certificates. A new certificate or certificates or uncertificated shares shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
Section 35.Transfers.
(a)Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares (in the case of shares represented by certificates) or upon instructions given in accordance with applicable law and compliance with any other processes or procedures required by any applicable law, rule or regulation.
(b)The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer and ownership of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.
Section 36.Fixing Record Dates.
(a)In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 37.Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII
OTHER SECURITIES OF THE CORPORATION
Section 38.Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 33), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX
DIVIDENDS
Section 39.Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 40.Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
FISCAL YEAR
Section 41.Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI
INDEMNIFICATION
Section 42.Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.
(a)Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the Exchange Act) to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation in the first instance, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law, or (iv) such indemnification is required to be made under subsection (d).
(b)Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.
(c)Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.
(d)Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction at such earlier time as (but not before) (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim to the fullest extent permitted by law. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, a committee of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination, in and of itself, by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified under this Article XI or otherwise shall be on the corporation.
(e)Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.
(f)Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(g)Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw or applicable law.
(h)Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
(i)Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.
(j)Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:
(1)The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(2)The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(3)The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(4)References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(5)References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

ARTICLE XII
NOTICES
Section 43.Notices.
(a)Notice to Stockholders. If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation, and if given by any other form, including any form of electronic transmission, permitted by the Delaware General Corporation Law, shall be deemed given as provided in the Delaware General Corporation Law. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.
(b)Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or by facsimile or electronic transmission, except that such notice other than one that is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.
(c)Waiver of Notice. Whenever any notice is required to be given under the Delaware General corporation, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver or notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation.
(d)Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.
(e)Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile or electronic transmission, shall be deemed given when the notice is transmitted.
(f)Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(g)Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.
(h)Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(i)Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his or her address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting that shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

ARTICLE XIII
AMENDMENTS
Section 44.Amendments. Subject to any greater or additional vote required by applicable law or the Certificate of Incorporation, these Bylaws may be altered or amended by the stockholders, and new Bylaws may be adopted by the stockholders, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

ARTICLE XIV
LOANS TO OFFICERS
Section 45.Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XV
EXCLUSIVE FORUM

Section 46.Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or federal court (as appropriate) located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, or stockholder of the corporation to the corporation or the corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim against the corporation or any current or former director, officer, employee, or stockholder of the corporation arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine. Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This exclusive forum provision does not apply to claims arising under the Exchange Act.